Exhibit 10.4(e)

AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of November 30, 2009, by and between BRIDGE BANK, NATIONAL ASSOCIATION (“Bank”) and SINGULEX, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 15, 2007, as amended from time to time, including that certain Loan and Security Modification Agreement dated as of March 18, 2008, that certain Loan and Security Modification Agreement dated as of May 13, 2008, and that certain Consent dated June 26, 2008 by and between Bank and UBS Financial Services Inc., that certain Loan and Security Modification Agreement dated as of July 29, 2009 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                      The following defined terms in Section 1.1 of the Agreement are hereby added or amended in their entirety to read as follows:

“Asset Coverage Ratio” means all Cash plus Eligible Accounts, divided by all Obligations owed to Bank.

                                                “Cash” means (i) all unrestricted cash and cash equivalents maintained at Bank, plus (ii) all unrestricted cash and cash equivalents not maintained at Bank in which Bank has a first priority security interest and is subject to an account control agreement that will only enable Borrower to withdraw funds from such account to be deposited in Borrower’s accounts maintained at Bank.

                                                “Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

2.                                      Section 2.1(b) is amended and restated in its entirety to read as follows:

(b)                                 Growth Capital Advances.

(i)                                     Subject to and upon the terms and conditions of this Agreement, Bank agrees to make two Growth Capital Advances to Borrower in an aggregate amount not to exceed $1,500,000.  The initial Growth Capital Advance request shall be made by Borrower on November 30, 2009, in an amount not less than $1,000,000.  The second Growth Capital Advance shall be made upon Borrower’s request at any time prior to February 28, 2010, subject to and upon the terms and conditions of this Agreement.

(ii)                                  Interest shall accrue from the date of each Growth Capital Advance at the rate specified in Section 2.3, and shall be payable monthly on the tenth day of each month so long as any Growth Capital Advances are outstanding. Any Growth Capital Advances that are outstanding on February 28, 2010 shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on March 10, 2010, and continuing on the same day of each month thereafter until the Growth Capital Advances have been repaid in full. Growth Capital Advances, once repaid, may not be reborrowed.  Borrower may prepay any Growth Capital Advances without penalty or premium.

(iii)                               When Borrower desires to obtain a Growth Capital Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Growth Capital Advance is to be made.  Such notice shall be substantially in the form of Exhibit B.

3.                                      Section 2.3(a)(ii) is amended in its entirety to read as follows:

(ii)                                  Growth Capital Advances.  Except as set forth in Section 2.3(b), the Growth Capital Advances shall bear interest, on the outstanding Daily Balance thereof, at a floating rate equal to 2.25% above the Prime Rate, provided however that at no time shall the rate be less than 5.50%

4.                                      The second paragraph in Section 6.3 is amended in its entirety to read as follows:

Within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

5.                                      Section 6.7 of the Agreement is amended in its entirety to read as follows:

6.7                                 Accounts.  Borrower shall maintain and shall cause each of its Subsidiaries to maintain its primary non-interest bearing operating account with Bank, and the cash balance of such account shall not be less than $1,500,000 on an average monthly basis.  Any accounts maintained outside of Bank shall be subject to an account control agreement in form and substance satisfactory to Bank.  Borrower shall provide Bank five (5) days prior written notice before establishing any account at or with any bank or financial institution other than Bank.

6.                                      Section 6.8 of the Agreement is amended in its entirety to read as follows:

6.8                                 Asset Coverage Ratio.  Borrower shall maintain at all times an Asset Coverage Ratio of at least 1.75 to 1.00, to be measured on a monthly basis.

7.                                      The following is hereby added as Section 6.11 of the Agreement as follows:

6.11                           Performance to Plan.  For quarter ending December 31, 2009, Borrower’s revenue and net loss after tax shall not negatively deviate more than 20% from the following projected amounts: revenue of $1,027,915, and a net loss of ($3,110,020).  Beginning with quarter ending March 31, 2010 and for each quarter thereafter, Borrower’s revenue and net profit/loss after tax shall not negatively deviate more than 20% from the operating projections for 2010 and beyond as approved by Borrower’s Board of Directors and delivered to Bank in accordance with Section 6.3(e).

8.                                      Exhibits B and D to the Agreement are replaced in their entirety with the Exhibits B and D attached hereto.

9.                                      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a.                                       this Amendment, duly executed by Borrower;

b.                                       corporate resolutions and incumbency certification;

c.                                       Borrower’s completed Growth Capital Advance notice pursuant to Section 2.1(b)(iii), requesting the initial Growth Capital Advance in an amount of at least $1,000,000.

d.                                       a nonrefundable facility fee equal to $15,000 and payment of Bank Expenses incurred in connection with this Amendment; and

e.                                       such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

10.                               Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

11.                               Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

12.                               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SINGULEX, INC.

By:	/s/ Philippe Goix

Title:	Philippe Goix, CEO, Singulex, Inc.

BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Lederman

Title:	SVP

EXHIBIT B

GROWTH CAPITAL ADVANCE OR ADVANCE REQUEST FORM

To:	Bridge Bank, National Association

Fax:	(408) 282-1681

Date:

From:	Singulex, Inc.
Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account #

Borrower hereby requests funding in the amount of $          in accordance with the Growth Capital Advance as defined in the Amended and Restated Loan and Security Agreement dated May 15, 2007, as amended from time to time (the “Agreement”).

Borrower hereby requests funding in the amount of $          in accordance with the Advance as defined in the Agreement.

Borrower hereby authorizes Bank to rely on facsimile stamp signatures and treat them as authorized by Borrower for the purpose of requesting the above advance.

All representations and warranties of Borrower stated in the Agreement (inclusive of the schedules and exhibits thereto) are true, correct and complete in all material respects as of the date of this request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

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EXHIBIT D
COMPLIANCE CERTIFICATE

TO:                            BRIDGE BANK, NATIONAL ASSOCIATION

FROM:         SINGULEX, INC.

The undersigned authorized officer of Singulex, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement dated May 15, 2007 between Borrower and Bank, as amended from time to time (the “Agreement”), (i) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements &Deferred Revenue Schedule	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 180 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R & A/P Agings, Borrowing Base Certificate	Monthly within 30 days	Yes	No
A/R Audit	Initial and Annual	Yes	No

Operating Account balance with Bank	at least $1,500,000	Yes	No

Financial Covenants	Required	Actual	Complies

Asset Coverage Ratio (monthly) Performance to Plan (Dec 31, 2009):	1.75:1.00	:1.00	Yes	No
Revenue	negative deviation not more than 20% from $1,027,915%		Yes	No
Net Loss	negative deviation not more than 20% from ($3,110,020)%		Yes	No
Performance to Plan (quarterly beginning Q1, 2010):
Revenue	negative deviation not more than 20% from Plan	%	Yes	No
Net Profit/Loss	negative deviation not more than 20% from Plan	%	Yes	No

Comments Regarding Exceptions: See Attached.

BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

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